Exhibit 99.1

Contacts: Lesta Cordil (914) 244-5161        Janice Conklin (914) 244-7585

       READER'S DIGEST ANNOUNCES GLOBAL REORGANIZATION

  Redesign of Corporate Structure and Key Personnel Changes
                          Set Stage
       for Strategy to Build Growth and Profitability

       New Business Units Formed Around Customer Needs

PLEASANTVILLE, N.Y., July 27, 1998 - The Reader's Digest Association, Inc. (NYSE: RDA, RDB) Chairman and CEO Thomas
O. Ryder today announced a global reorganization of the company as the first step in a long-term strategy to build on the company's fundamental strengths and create new growth opportunities. Key objectives for the company, as outlined today by Mr. Ryder in a letter to employees, include: broadening the customer base of Reader's Digest to include more younger customers and more products for older customers, overhauling the company's work processes and cost structure, and freeing up dollars from underperforming assets to invest in growth opportunities.

"Reader's Digest stands today as a Company with great potential," Mr. Ryder said. "However, we face very real and serious challenges as a corporation and as a competitor in the global marketplace. The most fundamental of these challenges, one on which we must focus in everything we do, is to restore growth to our company on behalf of our shareholders by creating value for our customers."

Today's organizational redesign, which will put in place the necessary people and structure to achieve the company's goals, includes the following key elements:

  Organizing operations into four business groups around growth opportunities the company has identified among the full range of customers it intends to serve.

  Restructuring editorial organizations to ensure editorial quality and integrity worldwide.

 Reassigning certain executives as well as adding new people with key talents.

Establishing new reporting relationships to sharpen focus and accountability.

Mr. Ryder will present the first phase of a two-part program to revitalize the company in mid-September.

A copy of Mr. Ryder's letter to employees is attached to this press release.


New Business Units

To better apply the company's management and marketing talents to the needs of specific businesses and customers, Reader's Digest operations are being restructured into four separate business units.

Global Books and Home Entertainment Group will focus on the challenges and opportunities of the company's largest business unit and take advantage of its unmatched global scale. M. John Bohane, currently Senior Vice President and
President, International Operations, has been named Senior
Vice President and President, Global Books and Home
Entertainment to lead this group.

U.S. Magazine Publishing Group is being formed with the specific goal of building its flagship magazine and the Special Interest Magazines, and to create clearer accountability for the performance of the company's magazines. Gregory G. Coleman, currently Senior Vice
President, Worldwide Publisher, has been named Senior Vice
President and President of this group.

International Magazine Publishing Group will be responsible for overseeing the 47 editions of Reader's Digest outside the United States and will capitalize on tremendous growth opportunities around the world. Robert J. Krefting will join Reader's Digest this week as Senior Vice President and President of International Magazine Publishing. He brings to the job 30 years of experience in magazine, direct marketing and book publishing industries, including service as President of CBS Magazines (now Hachette/Filipacchi).

QSP, Inc., the company's highly successful school and youth fund-raising business, is being reestablished as a stand-alone division so that it has a singular focus on the substantial growth prospects in that business. Thomas A.
Belli will continue as QSP President.

Editorial Organizations

Christopher P. Willcox, Senior Vice President and Reader's Digest Editor-in-Chief, will assume global editorial responsibility for both Reader's Digest as well as Select Editions (formerly Condensed Books). Mr. Ryder also announced the creation of a Worldwide Editorial Council, which Mr. Ryder will chair, to provide an on-going forum for issues of editorial quality and integrity, as well as editorial personnel development.

Key Corporate Executive Changes

Among the other personnel changes announced today as part of the organizational redesign are the following:

     Thomas D. Gardner, currently Vice President of U.S.
Marketing, has been named Senior Vice President, Business
Planning and Development. He will be responsible for strategic planning and for all new business development and acquisition initiatives.


  Elizabeth G. Chambers will join the company in August in the newly created position of Vice President, Business
Redesign. She will have primary responsibility redesigning the business processes of Reader's Digest.
She has been a partner at McKinsey & Company.

     Michael A. Brizel, currently Vice President, Legal U.S.
and Associate General Counsel, has been named Vice President and General Counsel for the Company.

     Clifford H.R. DuPree becomes Vice President and
Corporate Secretary, having served in that post on an acting basis since September 1997.

     Steven J. Morello, will join the company in August as Vice President, Public Relations. He most recently was
President and CEO of the New York Convention and Visitors
Bureau.

     George S. Scimone, currently Vice President and Chief
Financial Officer, has been named Senior Vice President and
Chief Financial Officer. George will be responsible for the Global Finance and Information Technology functions.

     Gary S. Rich, as announced previously, will join the company on August 3 as Senior Vice President, Human
Resources, Public Relations and Facilities. He will be responsible for these functions on a worldwide basis.

Reporting Relationships of Staff Functions

Additionally, Mr. Ryder announced that as part of the organization redesign, there will be a change in the primary reporting relationships of key staff groups including Finance, Human Resources, and Legal. To promote greater internal control of corporate business, individuals in these groups will now report primarily to the heads of their staff groups rather than to business unit heads, as they do now.

"Change in an organization - especially one with a proud 76-year heritage - never comes easily," Mr. Ryder told employees in his letter today. "But the changes we are announcing today are essential if we are to move forward in rebuilding this great company.

"With the unmatched Reader's Digest name and products and with the talent, dedication and hard work of every employee, I believe we can enter the next century as a revitalized, vibrant company - a company that excels in the worldwide marketplace and creates tremendous value for its shareholders and employees," Mr. Ryder said.

The Reader's Digest Association, Inc. is a global publisher and direct marketer of products that inform, enrich, entertain and inspire people of all ages and cultures the world over. The company reported revenues of $2.8 billion in the fiscal year ending June 30, 1997. Global headquarters is in Pleasantville, N.Y.






Attachment - Mr. Ryder's letter to Employees


                ORGANIZATIONAL  ANNOUNCEMENT


Thomas O. Ryder
Chairman and Chief Executive Officer

                              July 27, 1998

Dear Colleague:

The Reader's Digest Association, Inc. stands today as a Company with great potential. Our flagship magazine has the widest readership of any magazine on the planet. We enjoy a global reach without precedent for a publishing company. And, with our unparalleled brand name and marketing capabilities, we have the opportunity to provide trusting consumers with a broad range of outstanding products, including magazines, books, videos, music and on-line programming.

However, as you are aware, we face very real and serious challenges as a corporation and as a competitor in the global marketplace. The most fundamental of these challenges, one on which we must focus in everything we do, is to restore growth to our Company on behalf of our shareholders by creating value for our customers.

In order to meet this challenge, there are four key objectives that will drive our actions over the next two to three years:

1. We will reassess the customers we serve and the products we create for them. Our goal is to take greater advantage of the trusting relationship we have with older customers by broadening our product offerings for them, while more aggressively appealing to younger consumers with our products and marketing efforts.

2. In everything we do as a company, we will work "better, faster and cheaper" than our competitors. To that end, we are launching a top priority reexamination of our work processes and cost structure.

3. We will free up critical dollars to fund new products and programs by converting idle, underperforming or underused assets to more serviceable forms.

4. We will quickly identify and invest in internally-generated growth opportunities, while also developing and acquiring new businesses that fit strategically with our many existing strengths.

To reach our ambitious but vitally necessary goals, we are announcing today this first major step: the redesign of The
Reader's Digest Association, Inc. organization.

Structure is a key determinant of how effectively people are able to work together. After a detailed review of the Company, we believe a new structure will make us more efficient, sharpen the focus on the unique opportunities and challenges in each of our businesses, help spread good ideas and practices more quickly throughout the organization, and create clearer accountability for financial and operating results. Like any good organization, this structure will evolve as our objectives and circumstances change.

The redesign we are announcing today has four major elements:

Organizing our operations into four new business groups based on customer interests, while making greater use of our global scale and specialized talents;

    Restructuring editorial organizations to ensure global editorial quality and integrity;

    Establishing new reporting relationships to sharpen focus and accountability; and

Changing responsibilities for certain individuals while hiring some new people from outside the company with the special skills we need.

1.  Newly-Created Business Groups

The challenges in each of our product groups are distinctly different. By reorganizing our businesses into four separate groups, we will be better able to apply our Company's management and marketing talent to the unique needs of each group and its customers.

Global Books and Home Entertainment Group will take advantage of our unmatched global scale, and help focus on the problems and opportunities of our largest business.
Within this Group there will be four strategic business units in the United States and three geographic units outside the U.S. Each of these units, which are organized around similarities in their customers and business issues, will have specific product development and profit-and-loss responsibility. This change will allow some of our most talented individuals to concentrate solely on the BHE business and will provide them with the authority and responsibility for acting on behalf of customers and shareholders in managing their businesses. This will also facilitate greater use of our global scale and talent in product development and purchasing, thus helping us to produce better products less expensively.

M. John Bohane has been named  Senior Vice President and
President, Global Books and Home Entertainment and will report to me. Currently Senior Vice President and President, International Operations, John will be responsible for all of our Books and Home Entertainment products in the U.S. and internationally. You will soon receive a message from John outlining additional changes to support this group.

United States Magazine Publishing Group will have responsibility for all key magazine functions, except Reader's Digest editorial, and will have final profit-and-loss responsibility for magazines in the U.S. This group will bring stronger accountability for the performance of our magazines, and will have a specific goal of building our flagship magazine and the Special Interest Magazines.

Gregory G. Coleman, currently Senior Vice President, Worldwide Publisher has been named Senior Vice President and President of U.S. Magazine Publishing and will report to me. He will be responsible for U.S. advertising, subscription sales and newsstand sales. He also will be responsible for production, fulfillment and customer service, although these functions will be centralized in a unit directed by Al Perruzza, who will report to John Bohane. Editorial staffs of the Special Interest Magazines will continue to report to Greg.

International Magazine Publishing Group will be responsible for overseeing magazine publishing efforts of our 47 editions outside the United States. By creating this group, we will help ensure consistent quality in our magazine publishing efforts internationally and, importantly, capitalize on tremendous growth opportunities we have around the world. It also will allow us to better leverage our unique competitive advantage - a global brand and presence combined with local infrastructure, people and values in more markets than anyone else in the industry. This group will be a relatively small team providing strategic guidance and business oversight to our country Managing Directors, and will share with them profit-and-loss responsibility for the magazines. (Managing Directors will report both to this group for Magazines and to John Bohane's group for Books and Home Entertainment.)

Robert J. Krefting will join our Company this week as Senior Vice President and President of International Magazine Publishing, reporting to me. Bob has more than 30 years' experience in the magazine, direct marketing and book publishing industries. He served as President of CBS Magazines (now Hachette/Filipacchi) and was a member of the Board of Directors of American Family Publishers. Most recently, he was engaged in a series of entrepreneurial ventures, including ones in both the venture capital and the publishing field. Reporting directly to Bob will be Tony Gosling, Director, International Magazine Marketing, and Tom Witschi, Vice President and Associate Publisher, International Magazine Publishing.

Greg Coleman and Bob Krefting, who have worked together in the past, bring highly complementary, world-class talents to the magazine units. Although they will have responsibility for separate businesses, they will share their best skills on global issues, with Greg taking a lead in global advertising and Bob a lead in global business and circulation issues.

QSP, Inc., our highly successful school and youth group fund-raising Company, will be reestablished as a stand-alone business unit. Thomas A. Belli, QSP President, will continue in that role and will report directly to me. QSP is a business that is very different from our others, and I believe it has substantial growth prospects that are best achieved with the singular focus this move will provide.

2.  Editorial Organizations

Christopher P. Willcox, Senior Vice President and Editor-in-Chief, Reader's Digest magazine will have global editorial responsibility for Reader's Digest magazine and Select Editions/Condensed Books. These are our flagship publications, and they serve largely the same audience. Tanis Erdmann, Editor-in-Chief of Select Editions, will report to Chris and will join him in an effort to rethink the way we create our products using our substantial global leverage and scale.

Books and Home Entertainment editorial functions will report as follows:

Iain Parsons will be Vice President and Global Editor-in-Chief of General Books, and will report to John Bohane. Editors of General Books in our companies will have primary reporting relationships with their Managing Directors, but will have a secondary reporting relationship to Iain. Iain will have primary responsibility for product quality and cost.

David Palmer will be Vice President and Editor-in-Chief of
General Books, U.S., reporting to John Bohane. David will have primary responsibility for the quality of our General
Books in the U.S.

Heads of Music and Video editorial in the U.S. and International companies will report respectively to their business unit General Manager in the U.S. and to the Managing Director in other countries.

Editors-in-Chief of our Special Interest Magazines will report to Greg Coleman in the U.S. and to the Managing
Directors in other countries.

In addition, editors-in-chief of our Special Interest
Magazines will join Chris Willcox, Tanis Erdmann, Marcia
Rockwood, Iain Parsons and David Palmer as members of a new
Worldwide Editorial Council. Chaired by me, this Council will be a forum for addressing issues of editorial quality and integrity, as well as personnel development.

3.  Reporting Relationships of Staff Groups

As part of the organization redesign, there will be a change in the primary reporting relationships of key staff groups, including Finance, Human Resources and Legal. Key people within these functional groups now report primarily ("solid line" on an organization chart) to business unit heads and secondarily ("dotted line") to the heads of their staff group.

We believe we can promote greater internal control of our business -- and help ensure optimal career development opportunities for our people - by reversing those reporting relationships. Going forward, the primary reporting relationship will be to the staff group, and the secondary to the business units. With this change, George S. Scimone, currently Vice President and Chief Financial Officer, has been named Senior Vice President and Chief Financial Officer. George will be responsible for the Global Finance and Information Technology functions. As announced previously, Gary S. Rich will join the Company on August 3rd as Senior Vice President, Human Resources, Public Relations and Facilities. He will be responsible for these functions on a worldwide basis.

This change will have little direct impact on most members of these staff groups - and involves no personnel shifts directly. However, it will ensure that while staff groups continue to help achieve the business objectives of individual units, they also will focus intently on achieving our overall corporate goals and enhancing shareholder value.

4.  New Responsibilities and New People

As I said above, we are also announcing new assignments for several of our colleagues as well as the addition of new people to our company- all with an eye toward helping us focus on and meet the business challenges and opportunities we face. Today's announcements include:

Thomas D. Gardner, currently Vice President of U.S. Marketing, has been named Senior Vice President, Business Planning and Development and will report to me. Tom will be responsible for strategic planning, creating our annual business plan and for all new business development and acquisition initiatives. He will also lead the Vision Team and will integrate its work into the planning and development process. The Vision Team will be responsible for creating a picture of what The Reader's Digest Association, Inc. will become, the clients we will serve, the products we will serve them with and the commitments we will make to stakeholders. The Team will begin with a candid assessment of where we are now and will outline the major initiatives required to reach our vision. Tom will announce members of the Vision Team shortly.

Elizabeth G. Chambers will join us in August in the newly-created position of Vice President, Business Redesign, and will report to me. Libby will have primary responsibility for redesigning our business processes in order for us to be "better, faster and cheaper" than our competitors. This will include helping key managers to understand the business redesign process, to set targets for restructuring our costs, and to build meaningful monitoring systems. Libby has been a Partner at McKinsey & Company, where she consulted for some of America's leading companies.

Michael A. Brizel, currently Vice President, Legal US and Associate General Counsel, and a member of our legal team for nine years, has been named Vice President and General Counsel for the Company reporting to me. He will be responsible for directing our global legal activities - both protecting our legal interests and helping foster financial growth. Mike is taking over from Laurie Rothenberg and the firm of Fried, Frank, Harris, Shriver & Jacobson who have been providing additional assistance on an interim basis. She will be returning to her firm with both our affection and our gratitude for the help she has given us. We expect that Laurie, through her firm, will continue to make a substantial contribution to our Company.

Clifford H.R. DuPree, has been named Vice President and
Corporate Secretary, after having served in that position on an acting basis since September 1997. As Corporate
Secretary, Cliff will report directly to me. He will also report to Mike Brizel on legal matters.

Stephen J. Morello will join us next week as Vice President, Public Relations, reporting to Gary Rich. Steve's most recent position was as President/CEO of the New York Convention and Visitors Bureau. Previously he spent more than 20 years in New York state government, including tenures as press secretary to Governor Mario Cuomo and before that to Governor Hugh Carey. Lesta Cordil will return to her former role as Director of Product Publicity, reporting to Steve. I would like to thank Lesta for her tireless efforts in managing the Public Relations function over the last several months.

For your information, I have attached an organization chart of the senior management team.

As a result of these changes, Marcia Lefkowitz and Dick
Garvey will be leaving Reader's Digest.    Marcia has been
one of the great individual contributors to the success of Reader's Digest for 30 years. And last year, upon George
Grune's return, she came back at his request to help identify and deal with critical issues we faced in the U.S.
business. She will now hand over the reins to long-time colleagues in the U.S. with our great respect and thanks.
Dick Garvey has also earned the respect and affection of many here for his high standards and work ethic. Dick has helped to reshape the way we think about branding and testing and has helped sharpen our strategic focus. Please join me in wishing Marcia and Dick all the best in the future.


I promised you at the May 28th Town Hall Meeting a report in one hundred days on my plans for the Company. This change in organization foreshadows that thinking. I now see the plan to revitalize the Company developing in two phases.
The first phase will be announced in mid-September and will be discussed with members of the financial community and other interested parties. It will deal with targets for restructuring our costs and raising capital. The second phase will be presented in December or January and will concentrate on our plans to build the business.

Change in an organization - especially one with a proud 76-
year heritage - never comes easily.  But the changes we are
announcing today are essential if we are to move forward in
rebuilding and growing this great company.  With the
unmatched Reader's Digest name and products and with the
talent, dedication and hard work of every employee, I
believe we can enter the next century as a revitalized,
vibrant company - a company that excels in the worldwide
marketplace and creates tremendous value for its
shareholders and employees.   I look forward to succeeding
in that mission with you.